Exhibit 11


                                                    Cerner Corporation
                                          Computation of Earnings per Common Share

                                                         Fiscal
                                                       Years ended
                                      --------------------------------------------
                                         1996             1995            1994
                                      ------------    ------------    ------------
Net Earnings:                         $  8,251,000    $ 22,520,000    $ 19,501,000
                                      ============    =============   ============

Weighted average number of
common and common stock
equivalent shares:

  Weighted average number of
  outstanding common shares             32,729,344      29,844,760      27,651,104

  Dilutive effect (excess of number
  of shares issuable over number
  of shares assumed to be
  repurchased with the proceeds
  of exercised options and converted
  warrants based on the average
  market price during the period)          890,164       1,603,293       2,111,104
                                      ------------     -----------    ------------
                                        33,619,508      31,448,053      29,762,208

Earnings per common and common stock
equivalent shares:                    $       0.25     $      0.72    $       0.66
                                      ============     ===========    ============

Weighted average number of common
and common stock equivalent shares,
assuming full dilution:

  Additional dilutive effect
  (reduction in number of shares
  assumed to be repurchased with
  the proceeds of exercised stock
  options and converted warrants
  based on the end of the period
  market price of the stock, if
  higher than the average price)                 0               0          45,296
                                      ------------     -----------    ------------
                                        33,619,508      31,448,053      29,807,504
                                      ============     ===========    ============

Earnings per common and common
stock equivalent shares, assuming
full dilution:                        $       0.25     $      0.72    $       0.66
                                      ============     ===========    ============